SECURITIES AND EXCHANGE COMMISSION

                              Washington D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934



                                December 16, 1996
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                Date of Report (Date of earliest event reported)



                             DIGNITY PARTNERS, INC.
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             (Exact name of registrant as specified in its charter)



   Delaware                    0-27736                      94-3165263
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(State of other              (Commission                  (IRS Employer
jurisdiction of              File Number)                  Identification
incorporation)                                             No.)


1700 Montgomery Street, Suite 250, San Francisco, CA                  94111
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     (Address of principal executive offices)                    (Zip Code)


Registrant's telephone number, including area code: (415)394-9467
                                                    --------------

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Item 2.   Acquisition or Disposition of Assets.
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     At a special  stockholders' meeting held on December 16, 1996 (the "Special
Meeting"), the stockholders of Dignity Partners, Inc. (the "Company") approved a proposal to authorize the Company's Board of Directors to sell all or substantially all of the Company's assets (the "Asset Sale"). For further information regarding the Special Meeting and the Asset Sale, see the Company's Notice of Special Meeting of Stockholders and Proxy Statement dated November 20, 1996 (the "Proxy Statement") previously filed by the Company with the Securities and Exchange Commission.

     As a result of such stockholder approval, the Company has started to transfer ownership of certain policies to the purchaser under a Master Agreement for Purchase of Insurance Policies dated as of September 27, 1996, as amended (the "Sale Agreement"). The Sale Agreement covers the sale by the Company of 197 life insurance policies for approximately $8.7 million. The Company will receive the purchase price for each policy as it receives confirmation that ownership of the policy has been transferred to the purchaser. See the Proxy Statement for further information regarding the Sale Agreement.



Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits.
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(b)      The required pro forma financial information is included under the caption "Financial Information - Pro Forma Financial Information" in the Proxy Statement and is incorporated herein by reference.

(c)      Exhibits

         2.1 Master Agreement for Purchase of Life Insurance Policies dated September 27, 1996 (incorporated by reference to Exhibit 10 to the Company's Quarterly Report on Form 10-Q for the quarter ended September 30, 1996).

                                    SIGNATURES
                                    ----------

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.
                                                    DIGNITY PARTNERS, INC.


                                                     By /s/Alan B. Perper
                                                        -----------------
                                                        Alan B. Perper
                                                        President

Date:  December 20, 1996